CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Fund Service Providers," "Financial Highlights," "Miscellaneous Information - Independent Registered Public Accounting Firm," and to the incorporation by reference of our report dated July 27, 2009 on the May 31, 2009 financial statements of the Claymore Exchange-Traded Fund Trust 2 comprised of the Claymore/AlphaShares China Real Estate ETF, Claymore/AlphaShares China Small Cap Index ETF, Claymore/Beacon Global Exchanges, Brokers & Asset Managers Index ETF, Claymore/Beacon Global Timber Index ETF, Claymore/BNY Mellon Frontier Markets ETF, Claymore/Delta Global Shipping Index ETF, Claymore/Robb Report Global Luxury Index ETF, Claymore/SWM Canadian Energy Income Index ETF, Claymore/Zacks Country Rotation ETF, and Claymore/Zacks International Multi-Asset Income Index ETF in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust 2 filed with the Securities and Exchange Commission in this Post Effective Amendment No. 54 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-135105).


                                                        /s/ ERNST & YOUNG LLP

Chicago, Illinois
September 28, 2009